SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 --------------

                                    FORM 8-K




                      CURRENT REPORT PURSUANT TO SECTION 13
                 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (date of earliest event reported): APRIL 23, 1997


                             Commission File Number
                                     0-16439



                      FAIR, ISAAC AND COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)










           DELAWARE                                    94-1499887
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)


              120 North Redwood Drive, San Rafael, California 94903
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 472-2211

ITEM 5. Other Events

     On April 23, 1997, the Registrant issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7. Financial Statements and Exhibits

             (c) Exhibits

                 99.1      Press Release of the Registrant dated April 23, 1997.







                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  FAIR, ISAAC AND COMPANY, INCORPORATED

DATE:   April 23, 1997



                                    By:   /s/ Peter L. McCorkell
                                       -------------------------------------
                                              Peter L. McCorkell
                                       Senior Vice President, Secretary and
                                       General Counsel

                                  Exhibit Index

                    To Fair, Isaac and Company, Incorporated
                     Report on Form 8-K dated April 23, 1997


                                                                 Sequentially
Exhibit No.       Exhibit                                        Numbered Page
-----------       -------                                        -------------


99.1              Press Release dated April 23, 1997.                 4

                                Fair Isaac Logo


                                 PRESS RELEASE


FOR IMMEDIATE RELEASE                            NYSE SYMBOL:  FIC
                                                 Contact:  H. Robert Heller
                                                 (415) 472-2211


April 23, 1997

               FAIR, ISAAC TO ACQUIRE RISK MANAGEMENT TECHNOLOGIES

San Rafael, California--Fair, Isaac and Company, Incorporated today announced that it has entered into a preliminary agreement to acquire Risk Management Technologies ("RMT"), a privately-held company based in Berkeley, California. RMT is the leading provider of enterprise-wide risk management and performance-measurement solutions to major financial institutions, worldwide. Fair, Isaac pioneered the development of credit scoring and automated credit decision systems used by most large U.S. credit issuers and, increasingly, major lenders around the world.

The merger, which will be accomplished through a stock swap valued at $46 million, is expected to close before July 1, and will be accounted for as a pooling of interests.

Founded in 1989, RMT now has a staff of about 50. In 1996, the company recorded revenues of $7.2 million, more than double the 1995 level. Revenues principally come from licensing of The RADAR System(TM), RMT's integrated financial decision support software, and from implementation and consulting services. In addition, the company licenses RMT Genesis(TM), a graphical client-server application that assists in the creation and optimal use of data warehouses. Strategic partnerships with IBM, Digital Equipment Corporation and Informix leverage RMT's marketing and implementation resources.

The acquisition will enable Fair, Isaac to extend its franchise in providing data-driven decision tools to the financial services industry beyond its current focus on individual customers. Fair, Isaac will use its established sales and marketing channels to distribute RMT's products and services to both new and existing customers, thus expanding the company's array of data-based decision tools to support an institution's entire financial risk management picture.

                                    - more -


                            120 NORTH REDWOOD DRIVE
                         SAN RAFAEL, CA 94903 1996 USA
                      TEL: 415.472.2211 FAX: 415.492.9381

"Fair, Isaac continually seeks opportunities to build on our core expertise of data analysis and predictive modeling in financial services and other industries," said Fair, Isaac President and CEO Larry Rosenberger. "RMT is also in the business of helping companies make better decisions through data. Our two companies are well matched with regard to business purpose, the clients we serve and corporate culture."

Risk Management Technologies Chairman and CEO David LaCross noted, "RMT and Fair, Isaac already share a common vision: to help financial institutions make better use of detailed institution-wide data to improve decision-making and risk-adjusted return. Together we plan to lead the next evolution in decision support technology for total risk management--the integration of interest rate risk management with credit risk management in a common strategic view. Our complementary strengths bring that goal much closer today."

"We at Fair, Isaac are truly excited about joining forces with RMT," added H. Robert Heller, Fair, Isaac Executive Vice President. "Together we plan to pioneer new financial risk management techniques. Fair, Isaac's current offerings focus largely on individual credit and account management decisions, while RMT's technology is used by CFOs and other financial managers to tackle enterprise-wide risk management. Together we can create the first integrated risk management solutions that range from retail-level decision-making to overall corporate strategy."

RMT was founded in 1989 to provide comprehensive decision support systems to major financial institutions. Since entering the market in 1993 with a complete asset-liability management product targeted at larger, more complex and sophisticated institutions, RMT's client list has grown to include both U.S. and international financial institutions such as Chase Manhattan Bank, First Union, Wachovia, Wells Fargo, the UK's Abbey National, ANZ Bank in Melbourne and Sumitomo Bank in Tokyo.

Fair, Isaac and Company and its wholly owned subsidiaries, DynaMark and Credit & Risk Management Associates, provide predictive models, software systems and components, data processing and database management services, and consulting to the credit, insurance, health care and direct marketing industries. For the fiscal year ended September 30, 1996, the company reported net income of $16.2 million or $1.27 per share on consolidated revenues of $148.7 million. Today the company reported record earnings and revenues for the three- and six-month periods ended March 31, 1997. For the first six months of the 1997 fiscal year, net income was $9.58 million or $.74 per share on revenues of $88.0 million.

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